AMENDED AND RESTATED BYLAWS
                                       OF
                          METROPOLIS REALTY TRUST, INC.



                                    ARTICLE I

                                     OFFICES

Section 1.  PRINCIPAL OFFICE.

                  The principal office of the Corporation shall be located at such place as the Board of Directors may designate.

Section 2.  ADDITIONAL OFFICES.

                  The Corporation may have additional offices at such places either within or without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

Section 1.  PLACE

                  All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

Section 2.  ANNUAL MEETING.

                  An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors during the month of August in each year, or at such other time and/or date as the Board of Directors shall determine.

Section 3.  SPECIAL MEETINGS.

                  The President, chairman of the board or the Board of Directors may call special meetings of the Stockholders. Special meetings of stockholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose of the

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meeting and matters proposed to be acted on at it. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon such stockholders' payment to the Corporation of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

Section 4.  NOTICE

                  Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 5.  SCOPE OF NOTICE.

                  Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 6.  QUORUM.

                  At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the "Charter") for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business

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may be transacted which might have been transacted at the meeting as originally noticed.

Section 7.  VOTING.

                  A plurality of all the votes (or, prior to the occurrence of a Simplification Event (as defined in the Charter), a plurality of the votes of a particular class of stock entitled to elect a director) cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected (or, prior to the occurrence of a Simplification Event, each share of any class may be voted for as many individuals as there are directors to be elected by that class) and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8.  PROXIES.

                  A stockholder may vote the stock owned of record by him, either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.  VOTING OF STOCK BY CERTAIN HOLDERS.

                  Stock registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by such corporation, partnership trust or other entity. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

                  Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

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                  The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth: the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

                  Notwithstanding any provision of the Charter of the Corporation or these Bylaws, Subtitle 7 of Title 3 of the Maryland General Corporation Law ("MGCL") (as the same may hereafter be amended from time to time), and any successor statute, shall not apply to the voting rights of any shares of Stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares.

Section 10.  INSPECTORS.

                  At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

                  Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.  NOMINATIONS AND STOCKHOLDER BUSINESS.

                  (a)      Annual Meetings of Stockholders.


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                           (1) Nominations of persons for election to the Board
         of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 11(a) and at the time of the Annual Meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11(a).

                           (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
         (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.


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                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11(b) and at the time of the Special Meeting, who is entitled to vote at the meeting and who complied with the notice and informational procedures set forth in this Section 11(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice required by Section 11(a) shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or on the tenth day following the date of the Corporation's notice to such stockholder. Such stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice and beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporations's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (c)      General.

                           (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the

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         meeting was made in accordance with the procedures set forth in this
         Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective nomination or proposal be disregarded.

                           (2) Notwithstanding the foregoing provisions of this
         Section 11, a stockholder shall also comply with all applicable requirements of state law.

Section 12.  INFORMAL ACTION BY STOCKHOLDERS.

                  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter, and each stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders.

Section 13.  VOTING BY BALLOT.

                  Voting on any question or in any election may be via voce unless the presiding officer shall order that voting be by ballot.

Section 14.  ORGANIZATION.

                  At every meeting of stockholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to case, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.


                                   ARTICLE III

                                    DIRECTORS

Section 1.  NUMBER, TENURE AND QUALIFICATIONS.

                  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. Except as otherwise provided in the Charter, at any regular meeting or at any special meeting called for that purpose, a majority of the entire

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Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than nine, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors, subject to the removal of such director in accordance with the Charter and these Bylaws. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation, removal (in accordance with the Charter and these Bylaws) or death.

Section 2.  ANNUAL AND REGULAR MEETINGS.

                  An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 3.  SPECIAL MEETINGS.

                  Special meetings of the Board of Directors may be called by or at the request of the chairman of the board (or any co-chairman of the board if more than one), president or by a majority of the directors then in office. The persons or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

Section 4.  NOTICE.

                  Notice of any special meeting shall be given by written notice delivered personally, transmitted by facsimile or mailed to each director at his business or residence address. Personally delivered, facsimile transmitted or telegraphed notices shall be given at least two business days prior to the meeting. Notice by mail shall be given at least five business days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of

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Directors need be stated in this notice, unless specifically required by statute or these Bylaws.

Section 5.  QUORUM.

                  A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

                  The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 6.  VOTING.

                  (1) The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater or lesser proportion is required for such action by law, the Charter or these Bylaws.

                  (2) Notwithstanding anything to the contrary contained in these Bylaws, prior to the occurrence of a Simplification Event, the Corporation shall not take (or agree to take), and the Board of Directors shall not authorize the Corporation to take (or agree to take), any action regarding the following matters without the affirmative vote of 66-2/3% of the entire Board of
Directors:

                           (a) approval of the annual budget of the Corporation;
provided that, if, with respect to a proposed budget for any fiscal year, the requisite vote of directors is not obtained, the annual budget for the immediately preceding fiscal year, increased (but in no event decreased) on a line-by-line basis by the increase in the Consumer Price Index for all Urban Consumers (1982-1984 = 100 relating to New York-Northern New Jersey-Long Island and issued by the Bureau of Labor Statistics of the United States Department of Labor or if no longer published, or such publication is temporarily or indefinitely suspended, then any comparable index issued by the Bureau of Labor Statistics of the United States Department of Labor or by any successor agency of the United States, or any other generally recognized and accepted index for similar determinations of the cost of living, in lieu of the Index) for the period beginning in January and ending in December

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of the immediately preceding fiscal year, shall be the annual budget for such fiscal year;

                           (b) any individual capital expenditure in excess of
$1,500,000 or aggregate capital expenditures for any fiscal year in excess of $3,500,000, in each case, not provided for in the Corporation's annual budget (other than expenditures for tenant improvements and building improvements in connection with any lease);

                           (c) any amendment to, modification of, or expenditure
(other than capital expenditures within the limits set forth in (b) above or excluded from the limitations of paragraph (b) above) in excess of 110% of, any amounts included in an annual budget; provided that expenditures in excess of 110% of budgeted amounts may be made in order to comply with the provisions of any laws, leases or other agreements to which the Corporation or its properties are subject or to pay operating expenses in the ordinary course including, without limitation, debt service, real estate taxes, utilities and insurance, or to effect repairs or maintenance in an emergency and prompt notification of such expenditure shall be given to the Board of Directors;

                           (d) authorization, declaration or payment of any
distributions with respect to shares of stock in the form of properties or assets of the Corporation other than cash or stock;

                           (e) any adoption or modification of significant
accounting policies or practices or any change in the Corporation's independent auditors;

                           (f) termination of any property management contract
between the Corporation and a property management company;

                           (g) refinancing of the indebtedness of the
Corporation or its properties (other than pursuant to a commitment letter entered into prior to the Effective Date in connection with a financing approved by a majority of the Noteholders);

                           (h) settlement of any litigation or consent to the
entry of any order, in either case requiring the payment by the Corporation of an uninsured amount greater than $2,500,000;

                           (i) entering into any lease with respect to an amount
of rentable square feet of space established by the affirmative vote of 75% of the directors; provided, that, if 75% of the directors shall fail to establish such amount, such amount shall be 150,000 or more rentable square feet of space; or

                           (j) any acquisition in excess of $2.5 million and not
subject to approval of stockholders (other than in connection

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with the leasing, improvement and other operations of the Corporation's properties or as contemplated by the annual budget with respect to such properties including, without limitation, any acquisition of, or investment in, any providers of services to such properties and any easements, air rights or appurtenances, necessary or desirable for the operation of the properties).

                  (3) Notwithstanding anything to the contrary contained in these Bylaws, prior to the occurrence of a Simplification Event, the Corporation shall not take (or agree to take), and the Board of Directors shall not authorize the Corporation to take (or agree to take), without the affirmative vote of 75% of the entire Board of Directors, any action regarding any offering by the Corporation of new equity interests in the Corporation pursuant to a single transaction or series of related transactions, whether public or private, if the aggregate equity interest offered thereby exceeds 25% of the equity of the Corporation.

Section 7.  AFFILIATE TRANSACTIONS

                  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

                  (a)(i) The material facts as to his or their interest are disclosed or are known to the Board of Directors or the committee thereof, and the Board of Directors or committee thereof in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors, even though the disinterested directors be less than a quorum; or

                  (ii) The material facts as to his or their interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

                  (b) The contract or transaction is fair and reasonable as to the Corporation as of the time it is first authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

                  Notwithstanding anything to the contrary contained in these Bylaws, the Corporation shall not engage in any transaction

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(other than transactions entered into in the ordinary course of business including, without limitation, payment of dividends or of salaries or directors' compensation) with any stockholder holding more than 10% of the outstanding shares of Common Stock without the approval of a majority of the Corporation's disinterested directors. A director shall be "disinterested" for the purposes of this Section if such director is unaffiliated (which shall be determined by the Board of Directors, which determination shall be final) with, and does not receive compensation from, the stockholder with whom the transaction is to be effected or any subsidiaries thereof.

                  To the extent the Corporation requires investment banking services and so long as Whitehall Real Estate Limited Partnership V ("Whitehall") remains a significant stockholder of the Corporation, the Board of Directors will, in good faith in light of all appropriate considerations, consider engaging Goldman Sachs & Company (among any other investment banking firms it considers) to provide investment banking services to the Corporation on terms customary for such services. Notwithstanding the preceding paragraph, any director affiliated with Whitehall may vote upon any engagement of investment bankers pursuant to this paragraph.

Section 8.  TELEPHONE MEETINGS.

                  Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.  INFORMAL ACTION BY DIRECTORS.

                  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 10.  VACANCIES.

                  If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than two directors remain). Except as otherwise provided in the Charter, any vacancy on the Board of Directors for any cause, other than an increase in the number of directors shall be filled by a majority of the remaining directors, although such majority is less than a quorum, except as otherwise provided in the Charter. Except as otherwise provided in the Charter, any vacancy in the number of directors created by an increase in the number of

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directors may be filled by a majority of the entire Board of Directors. Any individual so elected as director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation, removal (in accordance with the Charter and these Bylaws) or death.

Section 11.  COMPENSATION.

                  Directors shall not receive any stated salary for their service as directors but, by resolution of the Board of Directors, may receive fixed sums per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, shall be allowed to directors for attendance at each annual, regular or special meeting of the Board of Directors or of any committee thereof. Notwithstanding anything to the contrary, directors may serve the Corporation in any other capacity and receive compensation therefor.

Section 12.  LOSS OF DEPOSIT.

                  No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or stock have been deposited.

Section 13.  SURETY BONDS.

                  Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 14.  RELIANCE.

                  Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

Section 15.  CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES
                     AND AGENTS.

                  The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director,

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officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.


                                   ARTICLE IV

                                   COMMITTEES

Section 1.  NUMBER, TENURE AND QUALIFICATIONS.

                  The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of two or more directors, to serve at the pleasure of the Board of Directors.

Section 2.  POWERS.

                  Subject to the provisions of Section 3 below and provided that any grant of authority beyond the customary powers for such a committee (such as a grant of power to approve matters described in Sections 6(2), 6(3) and 7 of
Article III of these Bylaws) will require the approval of 75% of the entire Board of such grant, the Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law. Among the powers delegated thereto by the Board of Directors, the Compensation Committee shall have the power to determine the compensation for the officers of the Corporation.

Section 3.  EXECUTIVE COMMITTEE.

                  The Board of Directors shall establish an Executive Committee to oversee the day-to-day operations of the Corporation's properties. The initial Executive Committee shall be comprised of two directors elected by holders of Class B Common Stock and one director with substantial experience in the real estate industry elected by holders of Class A Common Stock other than Whitehall or Oaktree Capital Management, LLC. Thereafter, until the occurrence of a Simplification Event, directors elected by holders of Class B Common Stock shall elect two members of the Executive Committee and directors elected by holders of Class A Common Stock shall elect one member thereof. The duties and powers of the Executive Committee shall be established by the vote of 75% of the entire Board, at its first meeting. The members of the Executive Committee shall serve one-year terms.


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Section 4.  MEETINGS.

                  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any Committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 5.  TELEPHONE MEETINGS.

                  Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 6.  INFORMAL ACTION BY COMMITTEES.

                  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.


                                    ARTICLE V

                                    OFFICERS

Section 1.  GENERAL PROVISIONS.

                  The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board (or one or more co-chairmen of the board), a vice chairman of the board, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders,

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except that the president may appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2.  REMOVAL AND RESIGNATION.

                  Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board (or any co-chairman of the board if more than one), the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.  VACANCIES.

                  A vacancy in any office may be filled by the Board of Directors or the president for the balance of the term.

Section 4.  PRESIDENT.

                  The president shall in general supervise and control all of the business and affairs of the Corporation and shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. In addition, the president shall have the power to determine the cash compensation of employees of the Corporation other than its senior executive officers.


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Section 5.  CHIEF OPERATING OFFICER.

                  The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the president.

Section 6.  CHIEF FINANCIAL OFFICER.

                  The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the president.

Section 7.  CHAIRMAN OF THE BOARD.

                  The Board of Directors shall designate a chairman of the board (or one or more co-chairmen of the board). The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. If there be more than one, the co-chairman designated by the Board of Directors will perform such duties. The chairman of the board shall perform such other duties as may be assigned to him or them by the Board of Directors.

Section 8.  VICE PRESIDENT.

                  In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president, and shall perform such other duties as from time to time may be assigned to him or them by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

Section 9.  SECRETARY.

                  The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the share transfer books of

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the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

Section 10.  TREASURER.

                  The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

                  The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Corporation.

                  If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

                  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

Section 12.  SALARIES.

                  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director.



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                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.  CONTRACTS.

                  Subject to Article III, Section 6(2) of these Bylaws, the Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instruments in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

Section 2.  CHECKS AND DRAFTS.

                  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 3.  DEPOSITS.

                  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.


                                   ARTICLE VII

                                      STOCK

Section 1.  CERTIFICATES.

                  Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.


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Section 2.  TRANSFERS.

                  Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Section 3.  REPLACEMENT CERTIFICATE.

                  The Board of Directors or any officer designated by it may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors or any officer designated by it may, in its or his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as they shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.  CLOSE OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

                  The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

                  In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders

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entitled to notice of or to vote at a meeting of stockholders, such books shall be closed at least ten days before the date of such meeting.

                  If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

                  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made throughout the closing of the transfer books and the stated period of closing has expired.

Section 5.  STOCK LEDGER.

                  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.  FRACTIONAL STOCK; ISSUANCE OF UNITS.

                  The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.


                                  ARTICLE VIII

                      ACCOUNTING YEAR; FINANCIAL STATEMENTS

Section 1. ACCOUNTING YEAR


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                  The Board of Directors shall have the power, from time to
time, to fix the fiscal year of the Corporation by a duly adopted resolution.

Section 2.  FINANCIAL STATEMENTS

                  If the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Act"), then the Corporation shall deliver to the stockholders all materials required to be delivered to stockholders under the Act, including any quarterly letter to stockholders in the form agreed to by the Board of Directors. The Corporation shall use its best efforts to become and remain subject to such reporting requirements. If the Corporation is not subject to the reporting requirements of the Act, the Corporation shall deliver to the stockholders and make available to any prospective purchaser of shares of Common Stock, together with such quarterly letter:

                  (a) As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Corporation, statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Corporation for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a management's discussion and analysis meeting the requirements of Item 303 of Regulation S-K promulgated by the SEC and a certificate of a senior financial officer of the Corporation, which certificate shall state that said financial statements fairly present the financial condition and results of operations, as the case may be, of the Corporation in accordance with generally accepted accounting principles and federal income tax reporting standards, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) As soon as available and in any event within 90 days after the end of each fiscal year of the Corporation, statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Corporation for the last quarterly period of such year and for such year and the related balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied (i) a management's discussion and analysis meeting the requirements of Item 303 of Regulation S-K promulgated by the SEC and in the case of said statements and balance sheet, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present

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the financial condition and results of operations of the Corporation as at the end of, and for, such fiscal year, and (ii) a certificate of a senior financial officer of the Corporation, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Corporation in accordance with federal income tax reporting standards, consistently applied, as at the end of, and for, such fiscal year; and

                  (c) Information required to be reported on Form 8-K under the Act.

                                   ARTICLE IX

                                  DISTRIBUTIONS

Section 1.  AUTHORIZATION.

                  Payment of distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law, the Charter and these Bylaws. Subject to Article III, Section 6(2)(d) of these Bylaws, distributions may be made in cash, property or stock of the Corporation, subject to the provisions of law, the Charter and these Bylaws.

Section 2.  CONTINGENCIES.

                  Before making any distribution, there may be set aside out of any assets of the Corporation available for distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                    ARTICLE X

                                INVESTMENT POLICY

                  Subject to the provision of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the corporation as it shall deem appropriate in its sole discretion.



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                                   ARTICLE XI

                                      SEAL

Section 1.  SEAL.

                  The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall have inscribed thereon the name of the Corporation and the year of its organization. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.  AFFIXING SEAL.

                  Whenever the Corporation is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.


                                   ARTICLE XII

                                 INDEMNIFICATION


                  (a) General. The Corporation (which for the purpose of this Article XII shall include predecessor entities of the Corporation as set forth in Section 2-418 of the Maryland General Corporation Law) shall have the power (to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment)) to obligate itself by express provision in its Charter, by agreement, or by majority vote of either its stockholders or disinterested Directors, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any one or more of the following classes of individuals from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her position with the Corporation: (1) present or former Directors of the Corporation, (2) present or former officers of the Corporation, (3) present or former agents and/or employees of the Corporation, (4) present or former administrators, trustees or other fiduciaries under any pension, profit sharing, deferred compensation, or other employee benefit plan maintained by the Corporation, and (5) persons serving or who have served at the request of the Corporation in any of these capacities for any other corporation, partnership, joint

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venture, trust or other enterprise who is made a party to any proceeding by reason of service in that capacity.

                  (b) Repeal or Modification. Any repeal or modification of this
Article XII by the shareholders or directors of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.


                                  ARTICLE XIII

                                WAIVER OF NOTICE

                  Whenever any notice is required to be given, pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE XIV

                               AMENDMENT OF BYLAWS

                  Subject to applicable law and the Charter, by affirmative vote of the holders of not less than two-thirds of the shares of stock entitled to vote, the stockholders shall have the right to adopt, alter and repeal Bylaws. Subject to the right of the stockholders provided in the preceding sentence, the Board of Directors shall have the exclusive power to adopt, alter or repeal Bylaws; provided, that, Section 6(2) and 7 of Article III may only be amended with the approval of not less than 66-2/3% of the entire Board of Directors, and
Article III, Section 6(3) and Sections 2 and 3 of Article IV may only be amended with the approval of 75% of the entire Board of Directors.


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